UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 16, 2006

Career Education Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-23245	36-3932190
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2895 Greenspoint Parkway, Suite 600, Hoffman Estates, IL		60195
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(847) 781-3600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 16, 2006, the Registrant issued a press release to announce that, in its Brooks Institute of Photography’s legal proceeding against the California Beaureau for Private Postsecondary Vocational Education (the Bureau), a trial judge has ruled that the Bureau improperly issued Brooks Institute of Photography a Notice of Conditional Approval to Operate (the Notice), and that the Notice is invalid. A copy of the Registrant’s press release is attached hereto as Exhibit 99.1, and the information contained therein is incorporated herein by reference. The information contained in this Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(a) None.

(b) None.

(d) Exhibits

Exhibit
Number	Description of Exhibits

99.1

Press Release of Registrant dated March 16, 2006, announcing that a trial judge has ruled that the California Bureau for Private Postsecondary Vocational Education improperly issued the Brooks Institute of Photography a Notice of Conditional Approval to Operate, and that the Notice is invalid.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREER EDUCATION CORPORATION

	By:	/s/ Janice L. Block
Janice L. Block
Senior Vice President, General Counsel, and Corporate Secretary

Dated: March 20, 2006

Exhibit Index

Exhibit
Number	Description of Exhibits

99.1

Press Release of Registrant dated March 16, 2006, announcing that a trial judge has ruled that the California Bureau for Private Postsecondary Vocational Education improperly issued the Brooks Institute of Photography a Notice of Conditional Approval to Operate, and that the Notice is invalid.